Exhibit (m)(v) under Form N-1A.
                                    Exhibit (1) under Item 601/Reg. S-K.


                                EXHIBIT E
                                 to the
                            Distribution Plan

                         FEDERATED EQUITY FUNDS:

                     Federated Strategic Value Fund

                             Class A Shares

         This Distribution Plan is adopted as of the 12th day of February, 2004, by Federated Equity Funds with respect to the Class A Shares of the portfolios of the Trust set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of the portfolios of Federated Equity Funds held during the month.

         Witness the due execution hereof this 1st day of March, 2005.



                                    FEDERATED EQUITY FUNDS


                                    By:    /s/ J. Christopher Donahue
                                       --------------------------------
                                    Name:  J. Christopher Donahue
                                    Title:  President